UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2007

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane
Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 9, 2007, Casella Waste Systems, Inc. (“Casella”) and certain of its subsidiaries entered into a Third Amendment to Amended  and Restated Revolving Credit and Term Loan Agreement (the “Amendment”), as borrowers (the “Borrowers”), with the lenders named therein and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.  The Amendment amended the Amended and Restated Revolving Credit Agreement dated as of April 28, 2005 (the “Credit Agreement”).

The material changes to the Credit Agreement effected by the Amendment are as follows:

•                  To increase the amount of the credit facilities by $75,000,000, up to $525,000,000.  The increase was effected as an increase in the amount of the Term B Loan from $90,000,000 to $175,000,000, and a reduction in the amount of the Revolving Credit Facility (the “Revolver”) by $10,000,000, to $350,000,000.  The Term B Loan is repayable in three consecutive annual installments, each such payment equal to one percent (1%) of the original principal amount of the Term B Loan, which are due and payable on the first, second and third anniversaries of the Term B Loan Date, with a final balloon payment on April 28, 2010 in an amount equal to the unpaid balance of the Term B Loan plus accrued and unpaid interest.  The Credit Agreement provides for customary events of default with corresponding grace periods, including (i) failure to pay principal or interest when due; (ii) failure to comply with covenants; (iii) any material representation or warranty made by the Borrowers proving to be incorrect in any material respect; (iv) defaults relating to or acceleration of other material indebtedness; (v) certain insolvency or receivership events affecting the Borrowers; (vi) the Borrowers being subject to certain material judgments; (vii) certain material pension liabilities; and (viii) certain events constituting changes of control.

•                  To reset the accordion feature under Section 2.14 of the Credit Agreement to $50,000,000, allowing for a maximum facility amount of $575,000,000;

•                  To amend the pricing grid for the Revolving Credit Facility

•                  To amend certain covenants as set forth in the attached amendment.

Proceeds from the incremental Term B Loan were used initially to reduce borrowings under the Revolver and to provide the Company with additional flexibility to redeem the Series A Redeemable Convertible Preferred Stock, which is expected to be redeemed on August 11, 2007.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in “Item 1.01.  Entry Into a Material Definitive Agreement” of this Current Report on Form 8-K , related to the Company’s entry into the Amendment, is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

10.1

Third Amendment, dated May 9, 2007, to Amended and Restated Revolving Credit and Term Loan Agreement among Casella Waste Systems, Inc., the subsidiaries of Casella identified therein, Bank of America, N.A. and the other lenders that are parties thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: May 14, 2007	By:	/s/ Richard A. Norris
Richard A. Norris Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1

Third Amendment, dated May 9, 2007, to Amended and Restated Revolving Credit and Term Loan Agreement among Casella Waste Systems, Inc., the subsidiaries of Casella identified therein, Bank of America, N.A. and the other lenders that are parties thereto